EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Announces Third Quarter 2017 Financial Results

Coeur d’Alene, Idaho – August 8, 2017 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced consolidated financial results for its third fiscal year 2017 quarter which ended June 30, 2017.  A summary of selected financial results is presented in the following table:

($US 000’s, except earnings per share)	Quarter Ended June 30,
	2017	2016
Consolidated net loss	$(301)	$(464)
Consolidated net loss per share, basic and diluted	(0.01)	(0.03)
Mineral exploration expenses	35	34
Working capital	164	741

Timberline reported a consolidated net loss of $0.3 million for the quarter ended June 30, 2017, including exploration expenditures of $35 thousand and a gain on the sale of available-for-sale securities of $100 thousand.  Activity during this quarter was primarily focused on data reviews and interpretation in preparation for the anticipated future development of the Company’s Talapoosa property.

Timberline’s President and CEO, Steve Osterberg, commented, “Our work at Talapoosa continues to provide us with confidence that we control a very prospective asset in a favorable mining and exploration jurisdiction.  We are finalizing Talapoosa metallurgical testing programs as we further delineate the exploration opportunities along strike at Talapoosa and on the adjacent Appaloosa structural trend.  We are pleased that the prices of precious metals have remained relatively strong, and we believe that development capital will be available for district-scale gold projects such as Talapoosa.”

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada, including its Talapoosa project in Lyon County where the Company has completed and disclosed a positive preliminary economic assessment.  Timberline also controls the 23 square-mile Eureka project lying on the Battle Mountain-Eureka gold trend where exploration potential occurs within three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies.  Timberline also owns the Seven Troughs property in northern Nevada, known to be one of the state's highest grade, former producers.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding focusing on Talapoosa, metallurgical studies, Appaloosa potential, the future price of gold and silver, availability of capital, advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2016.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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